UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 17, 2010

Verigy Ltd.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave. 7

Singapore 768923

(Address of principal executive offices, including zip code)

+65 6755-2033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2010, Verigy Ltd., a corporation organized under the laws of Singapore (“Verigy”), entered into an Agreement and Plan of Merger, dated as of November 17, 2010 (the “Agreement”), by and among Verigy, Alisier Limited, a corporation organized under the laws of Singapore (“Holdco”), Lobster-1 Merger Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Verigy (“Merger Sub-1”), Lobster-2 Merger Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Holdco (“Merger Sub-2”), and LTX-Credence Corporation, a Massachusetts corporation (“LTX-Credence”), that provides for Verigy and LTX-Credence to combine their businesses (the “Transaction”). The Agreement allows for two possible scenarios to complete the Transaction: (i) a reorganization whereby both Verigy and LTX-Credence will become wholly-owned subsidiaries of Holdco (the “Holdco Reorganization”) or (ii) a merger whereby LTX-Credence will become a wholly-owned subsidiary of Verigy (the “LTD LTX-Credence Merger”). Each share of LTX-Credence common stock will be converted into the right to receive 0.96 ordinary shares of either Verigy or Holdco, as the case may be, in the Transaction.

In the Holdco Reorganization, subject to and upon the terms and conditions of the Agreement and a Scheme of Arrangement under Singapore law, (i) all issued ordinary shares in the capital of Verigy as of immediately prior to the effective time of the contemplated reorganization will be exchanged on a one-for-one basis, for new ordinary shares in the capital of Holdco with the same rights, preferences and privileges and (ii) Verigy shall become a subsidiary of Holdco. Thereafter, Merger Sub-2 would be merged with and into LTX-Credence, with LTX-Credence continuing as the surviving corporation of the merger and a subsidiary of Holdco (the “Holdco LTX-Credence Merger”). If the Holdco Reorganization is not effected, subject to and upon the terms and conditions of the Agreement, the Transaction will be effected through the merger of LTX-Credence with and into Merger Sub-1, with LTX-Credence continuing as the surviving corporation and a subsidiary of Verigy (the “LTD LTX-Credence Merger”). It is the intention of the parties that the Transaction be effected either through the combination of the Holdco Reorganization and the Holdco LTX-Credence Merger, or through the LTD LTX-Credence Merger, but in no instance shall both such transactions take place. The Agreement provides that Verigy and LTX-Credence may, prior to the closing, determine to abandon the Holdco Restructuring, in which case the Transaction would be effected through the LTD LTX-Credence Merger. In connection with the Agreement, Verigy’s board of directors approved an odd lot reduction program to be effected following the closing of the Transaction. The program will be implemented pursuant to a selective capital reduction under Singapore law, subject to receipt of Singapore court and the Verigy shareholder approvals.

Following completion of the Transaction, Jorge Titinger, Verigy’s current President and Chief Operating Officer, and David Tacelli, LTX-Credence’s current President and Chief Executive Officer, will serve as Co-Chief Executive Officers of the ultimate parent entity following the Transaction (the “combined company”). In addition, Robert Nikl, Verigy’s Chief Financial Officer, will serve as Chief Financial Officer of the combined company. Effective January 1, 2011, Mr. Titinger will be promoted to serve as Verigy’s Chief Executive Officer and President. Mr. Barnes will continue to serve as Verigy’s Chief Executive Officer through December 31, 2010 and, thereupon continue as Chairman of Verigy’s board of directors and, following the Transaction, as Chairman of the board of directors of the combined company. The board of directors of the combined company is expected to consist of twelve directors, with seven directors designated by Verigy (including Messrs. Barnes and Titinger), and five directors designated by LTX-Credence (including Mr. Tacelli).

Verigy and LTX-Credence have made certain representations, warranties and covenants in the Agreement, including, among others, representations regarding liabilities, employee benefit matters, intellectual property and environmental matters, and among others, covenants to (i) use commercially reasonable efforts to conduct their respective businesses in the ordinary course, in substantially the same manner as previously conducted, during the interim period between the execution of the Agreement and the consummation of the Transaction and (ii) to convene and hold a meeting of their respective shareholders to consider and vote upon the Agreement and the transactions contemplated by the Agreement including the consummation of the Transaction.

The completion of the Transaction is subject to various customary conditions, including (i) obtaining the approval of the Verigy and LTX-Credence shareholders, (ii) the absence of any applicable legal requirements prohibiting the Transaction, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other certain regulatory approvals, (iv) subject to certain exceptions, the accuracy of the representations and warranties of each party, and (v) the performance in all material respects by each party of its obligations under the Agreement.

Verigy and LTX-Credence may terminate the Agreement at any time prior to the closing of the Transaction under specified circumstances, including (i) by mutual written consent, (ii) if the Transaction is not consummated on or before July 15, 2011, (iii) if a governmental restraint prevents the consummation of the Transaction, (iv) if the requisite shareholder approvals have not been obtained, or (v) upon the other party’s uncured material breach of any representation, warranty or obligation under the Agreement. If the Agreement is terminated by Verigy or LTX-Credence, as the case may be, under circumstances specified in the Agreement, the other party will be required to pay a termination fee of $15.0 million.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Agreement contains representations and warranties that Verigy and LTX-Credence made to each other as of specific dates. The assertions embodied in those representations and warranties were made for solely purposes of the Agreement and may be subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a shareholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise, and all investors should read the Agreement, together with the other information concerning Verigy and LTX-Credence that each company publicly files in reports and statements with the Securities and Exchange Commission.

Additional Information and Where You Can Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Verigy and LTX-Credence. In connection with the transaction, Verigy and Holdco will file a registration statement on Form S-4 with the SEC containing a joint proxy statement/prospectus. The joint proxy statement/prospectus will be mailed to the shareholders of Verigy and LTX-Credence. Investors and security holders of Verigy and LTX-Credence are urged to read the registration statement and joint proxy statement/prospectus when it becomes available because it will contain important information about Verigy, Holdco, LTX-Credence and the proposed transaction. The registration statement and joint proxy statement/prospectus (when they become available), and any other documents filed by Verigy, Holdco or LTX-Credence with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Verigy, Holdco and LTX-Credence by contacting, respectively, Verigy Investor Relations by e-mail at judy.davies@verigy.com or by telephone at 1-408-864-7549 or by contacting LTX-Credence Investor Relations by e-mail at rich_yerganian@ltxc.com or by telephone at 1-781-467-5063. Investors and security holders are urged to read the registration statement and joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Verigy, LTX-Credence and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their shareholders in favor of the proposed transaction. Information about the directors and executive officers of Verigy and LTX-Credence and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus. Additional information regarding the Verigy directors and executive officers is also included in Verigy’s proxy statement for its 2010 Annual Meeting of Shareholders, which was filed with the SEC on or about February 23, 2010. As of February 12, 2010, Verigy’s directors and executive officers beneficially owned approximately 1,595,151 shares, or 2.7%, of Verigy’s ordinary shares. Additional information regarding the LTX-Credence directors and executive officers is also included in LTX-Credence’s proxy statement for its 2011 Annual Meeting of Shareholders, which was filed with the SEC on or about November 8, 2010. As of September 30, 2010, LTX-Credence’s directors and executive officers beneficially owned approximately 1,940,204 shares, or 3.9%, of LTX-Credence’s common stock. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Verigy and LTX-Credence, respectively, at the e-mail addresses and phone numbers listed above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) and (e)

Keith Barnes Transition from role of Chief Executive Officer of Verigy as of December 31, 2010; Entry into a Non-Competition Agreement with Keith Barnes

In connection with its approval of the Agreement, on November 17, 2010, Verigy’s board of directors promoted Jorge Titinger, Verigy’s current President and Chief Operating Officer to serve as Verigy’s President and Chief Executive Officer, effective January 1, 2011. The board of directors accepted Keith Barnes’ resignation as Chief Executive Officer effective as of December 31, 2010. Following the CEO transition, Mr. Barnes will continue to serve as Chairman of the board of directors of Verigy, and, following the consummation of the Transaction, as Chairman of the board of directors of the combined company.

In connection with the Transaction and Mr. Barnes’ transition, Verigy entered into a non-competition agreement with Mr. Barnes dated November 17, 2010 (the “Non-Competition Agreement”) in order to (i) provide incentive for Mr. Barnes to lead Verigy through the Transaction, (ii) preserve the value and goodwill of the business being acquired by the combined company after the Transaction and (iii) protect the trade secrets of Verigy. The Non-Competition Agreement was effective as of the date of the signing of the Agreement.

Mr. Barnes continues to be eligible to receive benefits under his Corrected Second Amended and Restated Severance Agreement with Verigy dated March 10, 2010 (the “Barnes Severance Agreement”), pursuant to its terms; provided, however, that the Non-Competition Agreement expressly amends the Barnes Severance Agreement as described below.

Under the Non-Competition Agreement, Mr. Barnes receives the following benefits, subject to his not breaching his obligations either thereunder (which are described below) or under the Barnes Severance Agreement:

•

If Mr. Barnes dies prior to his scheduled resignation date of December 31, 2010, the severance pay and benefits that otherwise would have been payable to Mr. Barnes, pursuant to the existing Barnes Severance Agreement, upon a termination of employment unrelated to a “change of control” (as defined in the Barnes Severance Agreement) without “cause” (as defined in the Barnes Severance Agreement) or for “good reason” (as defined in the Barnes Severance Agreement) would be payable to Mr. Barnes’ estate in a lump sum within 30 days after his death;

•

Cash payments of (a) $146,000, less applicable withholdings, paid in 24 equal monthly payments commencing January 1, 2011, subject to any delay required by Section 409A of the Internal Revenue Code, as amended and (b) $125,000, less applicable withholdings, in a lump sum within 5 days after the completion of the Transaction;

•	On his scheduled resignation date, Mr. Barnes’ then-outstanding stock options shall remain exercisable until the maximum expiration date of each applicable stock option; and

•

The Barnes Severance Agreement provides that Mr. Barnes is eligible for increased severance benefits if his qualifying termination occurs within a specified period before or after a change of control. The period prior to a change of control in which Mr. Barnes is eligible for these increased change of control-related benefits if he experiences a qualifying termination of employment has been increased to 12 months from 3 months, pursuant to the Non-Competition Agreement.

As a condition to receiving the benefits under the Non-Competition Agreement, Mr. Barnes agreed to be bound by a non-competition period commencing on November 17, 2010 and continuing through December 31, 2012. During that time Mr. Barnes has agreed not to directly or indirectly (i) engage in any business that is competitive with Verigy or its affiliates, (ii) become an employee, director, shareholder, owner or consultant of or hold certain other service provider positions with, such a competing business, (iii) acquire or hold an interest in, or participate in or facilitate the financing, operation, management or control of, any person, entity or business that engages in any such competitive business or (iv) contact, solicit or communicate with customers of Verigy in connection with a competitive business. In addition, as a condition to receiving the cash payment and exercise period extension benefits under the Non-Competition Agreement, Mr. Barnes has agreed to a 2-year non-solicitation provision commencing on the date the Transaction closes during which time Mr. Barnes can neither personally solicit any employee of Verigy (or its successor) or any of their subsidiaries nor personally induce any employee of Verigy (or its successor) or any of their subsidiaries to engage in any such competitive business.

The foregoing description of the Non-Competition Agreement is qualified in its entirety by the terms of the Non-Competition Agreement which is filed as Exhibit 10.1 to this Current Report of Form 8-K.

(d)

Appointment of Roger W. Blethen as Lead Independent Director

In connection with its approval of the Agreement, on November 17, 2010, Verigy’s board of directors appointed Roger W. Blethen to serve as lead independent director of the combined company from and after the effective time of the Transaction. Mr. Blethen currently serves as the chairman of the board of directors of LTX-Credence. It has not yet been determined whether Mr. Blethen will serve on any committees of the board of directors of the combined company.

In connection with his service as a director of the combined company, Mr. Blethen will receive Verigy’s standard non-employee director cash and equity compensation. Specifically, for his service as a non-employee director, Mr. Blethen will receive a $55,000 annual retainer and an additional $15,000 annual retainer for services rendered in the lead independent director capacity. Mr. Blethen will receive a pro-rata portion of such amounts for his service in fiscal 2011 based on the number of days of service between the consummation of the Transaction and the estimated date of the 2011 annual general meeting of shareholders. Upon his appointment, Mr. Blethen will automatically receive a one-time grant of a nonqualified share option to purchase that number of ordinary shares with an aggregate accounting value of $120,000 made under Verigy’s 2006 Equity Incentive Plan, as amended (“2006 Plan”). This option award vests in full on the first anniversary of the date of grant, has a term of five years, a period of up to 36 months after termination of service in which to exercise the vested portion of the option and an exercise price per share that will be equal to the per share fair market value of the combined company’s ordinary shares on the date of grant. Mr. Blethen will also receive a one-time grant of restricted share units, made under the 2006 Plan, with an aggregate accounting value of $120,000. The restricted share units will vest in full on the first anniversary of the grant date. Settlement of the restricted share units occurs generally in a lump sum on the third anniversary of the grant date.

(c) and (e)

Entry into Promotion Letter Agreement with Jorge Titinger and Compensation Letter Agreement with Robert Nikl

On November 17, 2010, Verigy entered into a promotion letter agreement Jorge Titinger and a compensation letter agreement with Robert Nikl (collectively, the “Letters”). Pursuant to the determination of the board of directors of Verigy and Mr. Titinger’s Letter, Mr. Titinger will be promoted to the position of Chief Executive Officer, effective January 1, 2011. Currently, Mr. Titinger serves Verigy as its President and Chief Operating Officer. In addition, the Letter for Mr. Titinger provides that as of, and contingent upon, the closing of Transaction, Mr. Titinger will hold the position the Co-Chief Executive Officer of the combined company. Pursuant to the determination of the board of directors of Verigy and Mr. Nikl’s Letter, Mr. Nikl will be the Chief Financial Officer of the combined company as of, and contingent upon, the closing of Transaction.

The compensation and benefits provided under the Letter for Mr. Titinger are effective as of January 1, 2011, and as of the closing of the Transaction for Mr. Nikl. Under the Letters, Mr. Titinger and Mr. Nikl receive the compensation and benefits described below.

•	Base Salary: (i) Mr. Titinger’s annual base salary will be increased from $400,000 to approximately $575,000 and (ii) Mr. Nikl’s annual base salary will be increased from $335,076 to $360,000.

•

Target Variable Pay: Mr. Titinger and Mr. Nikl will each be eligible for a target variable pay opportunity equal to 80% of their respective annual base salary under Verigy’s pay for results bonus program.

•

Stock Options: On January 1, 2011, Mr. Titinger will be granted a nonqualified share option grant for 18,100 combined company ordinary shares. On the effective date of the Transaction, Mr. Nikl will be granted a non-qualified share option grant for 13,700 combined company ordinary shares. In each case, such grants are made pursuant to and subject to the terms of 2006 Plan and Verigy’s form four-tranche share option agreement. Each option will be divided in 4 tranches representing 1/4th of the shares of the total grant. The per share exercise price of the first tranche will be the per share fair market value of the combined company’s ordinary shares on the third trading day following the date of grant. The exercise prices of the second, third and fourth tranches will the per share fair market value of the ordinary shares on the third trading day following the announcement of the quarterly financial results for the 3 fiscal quarters immediately following the date of grant. The first, second, third and fourth tranches of each option grant will vest 16, 15, 14 and 13 equal quarterly installments, respectively.

•

Restricted Share Units: On January 1, 2011, Mr. Titinger will be granted a restricted share unit award covering 7,300 ordinary shares. On the effective date of the Transaction, Mr. Nikl will be granted a restricted share unit award covering 5,500 ordinary shares. In each case, such grants are subject to the 2006 Plan and the form restricted share unit agreement for U.S. officers. The restricted share units will vest quarterly on each February 15, May 15, August 15 and November 15 following the date of grant, over the subsequent 4 years.

Under Mr. Titinger’s Letter, the “good reason” definition set forth in his First Amended and Restated Severance Agreement with Verigy dated December 18, 2008 (the “Titinger Severance Agreement”), has been amended to add provisions such that: (i) Mr. Titinger’s resignation at the request of 2/3 of the board of directors qualifies as a “good reason” resignation and (ii) the appointment of any person other than Mr. Titinger to the role of sole Chief Executive Officer of the combined company, or a change to Mr. Titinger’s position is changed which results in him no longer reporting directly to the board of directors, in each case, constitute “good reason” grounds for his resignation.

The Letter for Mr. Titinger also amends the Titinger Severance Agreement to provide for 100% acceleration of vesting for Mr. Titinger’s stock options, stock appreciation rights, restricted shares and restricted share units in the event that he is involuntarily terminated by the Company without “cause” or he resigns for “good reason” and the change of control-related severance benefits under the Titinger Severance Agreement otherwise do not apply. In addition, upon such a termination or resignation, Mr. Titinger’s outstanding stock options and stock appreciation rights would remain exercisable for up to 15 months post termination or resignation.

On November 17, 2010, the appropriate governing bodies of Verigy and the combined company approved the grants of stock options and restricted share units on the terms described above.

Under the Letters, Mr. Titinger and Mr. Nikl each confirm and agree that the respective changes in titles contemplated by the Letters and any related change in duties, responsibilities, authority or reporting relationship that are commensurate with such positions do not and will not constitute “good reason” within the meaning of their respective severance agreements, employment agreements or any equity award agreements.

The foregoing description of the Letters is qualified in its entirety by the terms of the Letters which are filed as Exhibits 10.2 and 10.3 in this Current Report of Form 8-K.

(c) and (e)

Entry into an Offer Letter with David G. Tacelli

On November 17, 2010, Verigy entered into an offer letter with David Tacelli (the “Tacelli Letter”) under which he will become co-Chief Executive Officer of the combined company, subject to, and effective as of, the closing of the Transaction. Mr. Tacelli currently serves as the chief executive officer of LTX-Credence. The Tacelli Letter expressly amends certain portions of Mr. Tacelli’s current change-of-control employment agreement with LTX-Credence dated March 2, 1998, as amended October 8, 2008, and as subject to the letter agreements dated June 20, 2008 and July 29, 2008 between Mr. Tacelli and LTX-Credence (the “Tacelli Change of Control Agreement”).

Mr. Tacelli is eligible to receive the following compensation and benefits pursuant to the Tacelli Letter and the Tacelli Change of Control Agreement:

•	Base Salary: Mr. Tacelli will receive an annual base salary of $575,000.

•	Target Variable Pay: Mr. Tacelli will be eligible for a target variable pay opportunity equal to 80% of his annual base salary under the combined company’s pay for results bonus program.

•

Equity: On October 27, 2010, LTX-Credence granted Mr. Tacelli, for LTX-Credence’s 2011 fiscal year, a restricted stock unit grant of 160,000 LTX-Credence shares (the “LTX-Credence RSU”) pursuant to an LTX-Credence equity compensation plan. To the extent that the aggregate fair market value of the shares subject to the LTX-Credence RSU is, in the reasonable determination of Verigy’s compensation committee (or the combined company’s board of directors or compensation committee, as applicable), less than the target long-term incentive value of $1,250,000 approved for Mr. Tacelli for fiscal 2011 by Verigy’s compensation committee (the “Target Value”), then the combined company will grant Mr. Tacelli additional equity awards with a sufficient value so that the total value of the new equity grants (when combined with the value of LTX-Credence RSU) will at least equal the Target Value. Any new equity award grants will be subject to the terms of the 2006 Plan and consistent with Verigy’s historical granting practices.

•

Severance Benefits for a Qualifying Termination Outside of the Change of Control Period: Mr. Tacelli is eligible to receive severance benefits for certain qualifying terminations of his employment. If Mr. Tacelli is terminated by the combined company without “cause” (as defined in the Tacelli Letter) or Mr. Tacelli terminates his employment for “good reason” (as defined in the Tacelli Letter) and in each case, the benefits under the Tacelli Change of Control Agreement do not apply, then, subject to execution of a release of claims and complying with Verigy’s standard two-year employee-non-solicitation requirement, confidentiality and other standard restrictions and conditions, Mr. Tacelli will be entitled to: (i) an amount equal to Mr. Tacelli’s annual base salary and “target bonus” (as defined in the Tacelli Letter, and generally referring to his average annualized bonus for two of the last three fiscal years, but potentially adjusted if his bonus target for the year of termination is higher), paid in a lump sum; (ii) a pro rata portion of Mr. Tacelli’s target bonus for the current performance period under our bonus plan; (iii) full accelerated vesting of all of Mr. Tacelli’s outstanding options, stock appreciation rights, restricted shares and restricted share units; (iv) an extended post-termination exercise period for outstanding stock options and stock appreciation rights for up to 15 months and (v) payment by the combined company of COBRA premiums for group health insurance benefits for him and his dependents for a period of up to 12 months, or a taxable payment equal to two times the COBRA premium cost in lieu thereof. In the event that Mr. Tacelli’s employment is terminated as a result of his death or disability, Mr. Tacelli (or his survivors) would be entitled to (x) a pro rata portion of Mr. Tacelli’ target bonus for the current performance period under our cash bonus plan; and (y) the stock award acceleration described above. In addition, if the termination is due to disability, Mr. Tacelli would be eligible to receive payment by the combined company of COBRA premiums for group health insurance benefits for him and his dependents for a period of up to 12 months, or the taxable payment in lieu thereof, as described in clause (v) above.

•

Severance Benefits for a Qualifying Termination During the Change of Control Period: Mr. Tacelli is eligible to receive severance benefits for certain qualifying terminations of employment that occur outside of the period from 3 months before to 24 months following, a “change of control” (as defined in the Tacelli Letter) of the combined company, or at any time more than 3 months prior to a change of control if the termination or triggering even is at the request of an acquirer. This period is referred to herein as the “change of control period.” If during the change of control period Mr. Tacelli is terminated by the combined company other than for “cause” (as defined in the Tacelli Change of Control Agreement) or disability, or Mr. Tacelli terminates his employment for “good reason” (as defined in the Tacelli Change of Control Agreement), then, subject to execution of a release of claims and complying with Verigy’s standard two-year employee-non-solicitation requirement, confidentiality and other standard restrictions and conditions, Mr. Tacelli would be entitled to: (i) a lump sum payment equal to two times the sum of Mr. Tacelli’s annual base salary rate and “target bonus” (as defined in the Tacelli Letter); (ii) a pro rata portion of Mr. Tacelli’s target bonus for the current performance period under our bonus plan; (iii) full accelerated vesting of all of Mr. Tacelli’s outstanding options, stock appreciation rights, restricted shares and restricted share units; (iv) an extended post-termination exercise period for outstanding stock options and stock appreciation rights for up to 24 months and (v) payment by the combined company of COBRA premiums for group health insurance benefits for him and his dependents for a period of up to 24 months, or a taxable payment equal to two times the COBRA premium cost in lieu thereof. In addition, as set forth in Mr. Tacelli’s existing change of control agreement with LTX-Credence, the combined company must reimburse Mr. Tacelli for any golden parachute excise tax due on any severance or change of control compensation (whether pursuant to the Tacelli Change of Control Agreement, the Tacelli Letter or otherwise and whether related to the Transaction or a combined company change of control), including any additional federal, state and local income tax consequences, as a result thereof.

On November 17, 2010, the appropriate governing bodies of Verigy and the combined company approved the grant of stock options and restricted share units on the terms described above.

Under the Tacelli Letter, Mr. Tacelli expressly acknowledges and agrees that the consummation of the Transaction will not constitute a “change of control” for purposes of the Tacelli Change of Control Agreement or a change of control-like transaction for any of Mr. Tacelli’s equity awards granted by LTX-Credence (or any predecessor thereto), other than with respect to the golden parachute tax gross up provisions that survive from Mr. Tacelli’s Change of Control Agreement.

The foregoing description of the Tacelli Letter is qualified in its entirety by the terms of the Tacelli Letter which is filed as Exhibit 10.4 in this Current Report of Form 8-K.

Item 8.01	Other Events.

On November 18, 2010, Verigy and LTX-Credence issued a joint press release announcing the execution of the Agreement.

The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as November 17, 2010, by and among Verigy Ltd., a corporation organized under the laws of Singapore (“Verigy”), Alisier Limited, a corporation organized under the laws of Singapore (“Holdco”), Lobster-1 Merger Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Verigy, Lobster-2 Merger Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Holdco, and LTX-Credence Corporation, a Massachusetts corporation (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

10.1	Non-Competition Agreement by and between Verigy Ltd. and Keith L. Barnes, dated November 17, 2010.

10.2	Promotion Letter by and between Verigy Ltd. and Jorge Titinger, dated November 17, 2010.

10.3	Compensation Letter by and between Verigy Ltd. and Robert Nikl, dated November 17, 2010.

10.4	Offer Letter by and between Verigy Ltd. and David G. Tacelli, dated November 17, 2010.

99.1	Joint Press release issued by Verigy Ltd. and LTX-Credence Corporation, dated November 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ MARGO M. SMITH
Margo M. Smith, Vice President & General Counsel

Date: November 17, 2010